Exhibit 99.1


News
For Immediate Release                                  SILGAN HOLDINGS INC.
                                                       4 Landmark Square
                                                       Suite 400
                                                       Stamford, CT  06901

                                                       Telephone: (203) 975-7110
                                                       Fax:       (203) 975-7902


                                                       Contact:
                                                       Robert B. Lewis
                                                       (203) 406-3160


                  SILGAN HOLDINGS COMPLETES THE ACQUISITION OF
                   GRUP VEMSA'S METAL VACUUM CLOSURES BUSINESS



STAMFORD, CT, February 29, 2008 -- Silgan Holdings Inc. (Nasdaq:SLGN), a leading supplier of consumer goods packaging products, announced today the completion of the acquisition of Grup Vemsa 1857, S.L.'s metal vacuum closures business which operates under the names Vem de Tapas Metalicas in Spain and Vac Vem in China. The transaction was completed under the terms of the definitive purchase agreement entered into on February 15, 2008.

                                     * * *

Silgan Holdings is a leading manufacturer of consumer goods packaging products with annual net sales of approximately $2.9 billion in 2007. Silgan operates 69 manufacturing facilities in North and South America, Europe and Asia. In North America, Silgan is the largest supplier of metal containers for food products and a leading supplier of plastic containers for personal care products. In addition, Silgan is a leading worldwide supplier of metal, composite and plastic vacuum closures for food and beverage products.


                                     (more)

SILGAN HOLDINGS
February 29, 2008
Page 2



Statements included in this press release, which are not historical facts, are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Such forward looking statements are made based upon management's expectations and beliefs concerning future events impacting the Company and therefore involve a number of uncertainties and risks, including, but not limited to, those described in the Company's Annual Report on Form 10-K for 2007 and other filings with the Securities and Exchange Commission. Therefore, the actual results of operations or financial condition of the Company could differ materially from those expressed or implied in such forward looking statements.


                                      * * *